Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 61	Trade Date: 9/29/2003
(To Prospectus dated July 22, 2002)	Issue Date: 10/2/2003

The date of this Pricing Supplement is September 29, 2003

CUSIP or Common Code:	41013MVJ6	41013MVK3	41013MVL1	41013MVM9	41013MVN7

Price to Public:	100.000%	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$1,032,506.25	$1,687,392.00	$1,714,680.00	$17,258,944.00	$3,059,558.00

Discounts and Commissions:	0.625%	0.800%	1.000%	1.400%	1.400%

Reallowance:	0.150%	0.150%	0.150%	0.200%	0.200%

Dealer:	99.500%	99.350%	99.200%	98.800%	98.800%

Maturity Date:	10/15/2006	10/15/2007	9/15/2008	10/15/2011	10/15/2011

Stated Annual Interest Rate:	2.450%	3.000%	3.550%	Step: 3.000% through 10/14/2005, and 6.000% thereafter (unless called)	4.500%

Interest Payment Frequency:	Monthly	Monthly	Monthly	Monthly	Semi

First Payment Date:	11/15/2003	11/15/2003	11/15/2003	11/15/2003	4/15/2004

Additional Amounts:	N/A	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes	Yes

Callable by Issuer:	No	No	No	Yes	No

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	10/15/2005 Callable one time only at 100% on call date above with 30 days notice.	N/A

Original Issue Discount[1]:	N/A	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A	N/A

1 For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 61	Trade Date: 9/29/2003
(To Prospectus dated July 22, 2002)	Issue Date: 10/2/2003

The date of this Pricing Supplement is September 29, 2003

CUSIP or Common Code:	41013MVP2	41013MVQ0	41013MVR8	41013MVS6

Price to Public:	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$607,745.00	$5,527,545.00	$3,473,925.00	$9,187,207.50

Discounts and Commissions:	1.500%	1.750%	2.500%	2.750%

Reallowance:	0.200%	0.275%	0.350%	0.350%

Dealer:	98.800%	98.600%	97.850%	97.600%

Maturity Date:	10/15/2013	10/15/2015	10/15/2023	10/15/2028

Stated Annual Interest Rate:	4.800%	5.450%	5.750%	5.850%

Interest Payment Frequency:	Monthly	Semi	Monthly	Quarterly

First Payment Date:	11/15/2003	4/15/2004	11/15/2003	1/15/2004

Additional Amounts:	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes

Callable by Issuer:	No	Yes	Yes	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	4/15/2006 Callable one time only at 100% on call date above with 30 days notice.	10/15/2007 Callable one time only at 100% on call date above with 30 days notice.	1/15/2009 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[2]:	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A

2 For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.